                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          CB COMMERCIAL HOLDINGS, INC.
             ---------------------------------------------------
                     (Exact name of registrant as specified
                                in its charter)


        Delaware                                             52-1616016
 -----------------------                                  ------------------
(State of incorporation                                  (I.R.S. Employer
 or organization)                                         Identification No.)



533 South Fremont Avenue, Los Angeles, CA                    90071-1798
-----------------------------------------                    ----------
 (Address of principal executive offices)                    (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


                              Title of each class
                              to be so registered
                              -------------------

                                      None

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                            $.01 par value per share
                            ------------------------
                                (Title of class)
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

    Dated:  November 18, 1996.


              CB COMMERCIAL HOLDINGS, INC.



              By /s/ Walter V. Stafford
                 -------------------------------------
                     Walter V. Stafford
                 Senior Executive Vice President
                    and General Counsel

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